Exhibit 99.4

SPECIAL MEETING OF TOCAGEN INC.

Date:	June 11, 2020
Time:	9:00 A.M. (Local Time)
Place:	Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3

Directors Recommend
		For	Against	Abstain
1:	To approve an amendment to the amended and restated certificate of incorporation of Tocagen Inc. (“Tocagen”) to effect a reverse stock split of Tocagen’s common stock at a ratio within the range between 8-for-1 and 15-for-1 (with such ratio to be mutually agreed upon by Tocagen and Forte Biosciences, Inc. prior to the effectiveness of the Merger).	☐	☐	☐	For

2:	To approve (i) the issuance of shares of Tocagen’s capital stock pursuant to the Merger, which will represent more than 20% of the shares of Tocagen common stock outstanding immediately prior to the Merger, and (ii) the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.	☐	☐	☐	For

3:	To approve a postponement or adjournment of the Tocagen special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 or 2.	☐	☐	☐	For

Authorized Signatures – This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Special Meeting of Tocagen Inc.

to be held on June 11, 2020

for Holders as of April 20, 2020

This proxy is being solicited on behalf of the Board of Directors

INTERNET		TELEPHONE
Go To www.proxypush.com/TOCA		866-390-5389
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone.
• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR	• Mark, sign and date you Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Martin J. Duvall and Mark G. Foletta, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tocagen Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PROXY TABULATOR FOR
TOCAGEN INC.
P.O.BOX 8016
CARY, NC 27512-9903

EVENT #
CLIENT #

Proxy — Tocagen Inc.

Special Meeting of Stockholders

Thursday, June 11, 2020, 9:00 a.m. (Local Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Martin J. Duvall and Mark G. Foletta (the “Named Proxies”) and each of them as proxies and true and lawful attorneys for the undersigned, with full power of substitution, to vote the shares of common stock of Tocagen Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121, on Thursday, June 11, 2020 at 9:00 a.m. (Local Time) and all adjournments thereof.

The purpose of the Special Meeting is to take action on the following:

1.  To approve an amendment to the amended and restated certificate of incorporation of Tocagen to effect a reverse stock split of Tocagen’s common stock at a ratio within the range between 8-for-1 and 15-for-1 (with such ratio to be mutually agreed upon by Tocagen and Forte prior to the effectiveness of the Merger);

2.  To approve (i) the issuance of shares of Tocagen’s capital stock pursuant to the Merger, which will represent more than 20% of the shares of Tocagen common stock outstanding immediately prior to the Merger, and (ii) the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively; and

3.  To approve a postponement or adjournment of the Tocagen special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 or 2.

The Board of Directors of the Company recommends a vote “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐